EXHIBIT 15.1

The Board of Directors

Rigel Pharmaceuticals, Inc.

We are aware of the incorporation by reference in the following Registration Statements:

(1)	Form S-3 No. 333-148838, of Rigel Pharmaceuticals, Inc.
(2)	Form S-3 No. 333-161960, of Rigel Pharmaceuticals, Inc.
(3)	Form S-3 No. 333-129650, of Rigel Pharmaceuticals, Inc.
(4)	Form S-8 No. 333-148132, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.
(5)	Form S-8 No. 333-139516, pertaining to the 2000 Employee Stock Purchase Plan of Rigel Pharmaceuticals Inc.
(6)	Form S-8 No. 333-134622, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.
(7)	Form S-8 No. 333-125895, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.
(8)	Form S-8 No. 333-111782, pertaining to the 2000 Equity Incentive Plan of Rigel Pharmaceuticals, Inc.
(9)	Form S-8 No. 333-107062, pertaining to the 2000 Employee Stock Purchase Plan of Rigel Pharmaceuticals, Inc.
(10)	Form S-8 No. 333-106532, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.
(11)	Form S-8 No. 333-72492, pertaining to the 2001 Non-Officer Equity Incentive Plan of Rigel Pharmaceuticals, Inc.
(12)	Form S-8 No. 333-51184, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.

in each case for the registration of shares of Rigel Pharmaceuticals, Inc’s common stock, of our report dated May 4, 2010 relating to the unaudited condensed interim financial statements of Rigel Pharmaceuticals, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2010.

/s/ Ernst & Young LLP

Palo Alto, California May 4, 2010